UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A
                                 (Rule 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement             [_]  Confidential, For Use of the
[x]  Definitive Proxy Statement                   Commission Only (as permitted
[_]  Definitive Additional Materials              by Rule 14a-6(e)(2))
[_]  Soliciting Material Pursuant to
     Rule 14a-11(c) or Rule 14a-12


                                TSCI Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)



--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)   Title of each class of securities to which transaction applies:



________________________________________________________________________________
2)   Aggregate number of securities to which transaction applies:



________________________________________________________________________________
3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):



________________________________________________________________________________
4)   Proposed maximum aggregate value of transaction:



________________________________________________________________________________
5)   Total fee paid:

________________________________________________________________________________
     [_]  Fee paid previously with preliminary materials:


     [_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

          1)   Amount previously paid:_______________________________________

          2)   Form, Schedule or Registration Statement No.:_________________

          3)   Filing Party:_________________________________________________

          4)   Date Filed:___________________________________________________

                                TCSI Corporation
                           1080 Marina Village Parkway
                            Alameda, California 94501


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD ON MAY 6, 1999

TO OUR SHAREHOLDERS:

     You are cordially invited to the Annual Meeting of Shareholders of TCSI Corporation (the "Company") which will be held at 3:00 p.m. (local time) on Thursday, May 6, 1999, at the Company's principal corporate offices at 1080 Marina Village Parkway, Alameda, California 94501, for the following purposes as described in the accompanying Proxy Statement:

     1.   To elect seven directors to the Board of Directors;

     2. To ratify the appointment of Ernst & Young LLP as independent auditors for the Company for the year ending December 31, 1999; and

     3. To transact such other business as may properly come before the meeting or any adjournments thereof.

     Shareholders of record at the close of business on March 12, 1999 are entitled to notice of, and to vote at the meeting or any adjournments thereof.

     Your vote is important to the Company. Please complete, sign, date, and return the enclosed proxy card in the enclosed, postage-paid envelope. If you attend the meeting and wish to vote in person, you may withdraw your proxy and vote your shares in person.


                                        Sincerely,


                                        /s/ R. Banin

                                        Ram A. Banin, Ph.D.
                                        President and Chief Executive Officer


April 2, 1999

                                                       Mailed to shareholders on
                                                        or about April 6, 1999



                                TCSI CORPORATION
                                 PROXY STATEMENT


                               GENERAL INFORMATION

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of the Company, for use at the 1999 Annual Meeting of Shareholders ("Annual Meeting") to be held at 3:00 p.m. (local time) on Thursday, May 6, 1999, at 1080 Marina Village Parkway, Alameda, California 94501, the Company's principal corporate offices.

     Each shareholder of record of Common Stock of the Company ("Common Stock") on March 12, 1999 ("Record Date") is entitled to vote at the Annual Meeting and will have one vote for each share of Common Stock held at the close of business on the Record Date. A majority of the shares entitled to vote will constitute a quorum. On March 12, 1999, there were 22,572,532 shares of Common Stock outstanding. All references to share numbers herein give effect to the Company's three-for-two stock split in May 1996.

     Shareholders unable to attend the Annual Meeting may vote by proxy. The proxies will vote such shares according to your instructions. If a shareholder returns a properly signed and dated proxy card but does not mark a choice on one or more items, such shareholder's shares will be voted in accordance with the recommendations of the Board of Directors as set forth in this Proxy Statement. The proxy card gives authority to the proxies to vote shares at their discretion on any other matter presented at the Annual Meeting.

     Shareholders may revoke proxies at any time prior to voting at the Annual Meeting by delivering written notice to the Secretary of the Company, by submitting a subsequently dated proxy, or by attending the meeting and voting in person at the meeting. Under applicable state law and the bylaws of the Company, a quorum is required for the matters to be acted upon at the Annual Meeting. A quorum is defined as a majority of the shares entitled to vote, represented in person or by proxy, at the meeting. To pass, each matter submitted to a vote, except the election of directors, must be approved by a majority of the shares represented and voting in person or by proxy at the meeting. Shares represented by proxies which are marked "abstain" or in a manner so as to deny discretionary authority on any matter will be counted as shares present for purposes of determining the presence of a quorum; such shares will also be counted as shares present and entitled to vote, which will have the same effect as a vote against any matter other than election of directors. Proxies relating to "street name" shares which are not voted by brokers on one or more matters will not be treated as shares present for purposes of determining the presence of a quorum unless they are voted by the broker on at least one matter. Such non-voted shares will not be treated as shares represented at this meeting as to any matter for which non-vote is indicated on the broker's proxy. Director nominees must receive a plurality of the votes cast at the meeting, which means that a vote withheld will not affect the outcome of the election.

     The Company will bear the cost of preparing, handling, printing, and mailing this Proxy Statement, the accompanying proxy card, and any additional material which may be furnished to shareholders, and the actual expense incurred by brokerage houses, fiduciaries, and custodians in forwarding such materials to beneficial owners of Common Stock held in their names. The solicitation of proxies will be made by the use of the mails and through direct communication with certain shareholders or their representatives, by officers, directors, or employees of the Company who will receive no additional compensation therefor.


                        PROPOSAL 1: ELECTION OF DIRECTORS

     At the Annual Meeting, seven directors of the Company are to be elected to serve until the next annual meeting or until their respective successors are elected or appointed. The authorized number of directors of the Company has been fixed at seven by the Board of Directors.

     Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR the seven nominees of the Board of Directors named below. In the event that any nominee of the Company is unable to or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. It is not expected that any nominee will be unable to or will decline to serve as a director. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them FOR the remaining nominees and such proxies may be voted for the election of a substitute nominee recommended by the Board of Directors.

     Name                      Age                   Title                                  Director Since
     ----                      ---                   -----                                  --------------
John C. Bolger                  52      Chairman of the Board                                     1992
Ram A. Banin, Ph.D.             57      President, Chief Executive Officer and Director           1997
Norman E. Friedmann, Ph.D.      70      Director                                                  1998
Donald Green                    67      Director                                                  1998
William A. Hasler               57      Director                                                  1993
David G. Messerschmitt, Ph.D.   53      Director                                                  1991
Harvey E. Wagner                62      Director                                                  1989

     Except as set forth below, each of the directors has been engaged in the principal occupation described below. There are no family relationships among any of the directors listed above.

     John C. Bolger was appointed Chairman of the Board in February 1998 and has been a member of the Board of Directors since July 1992. Mr. Bolger, now a private investor, served as Vice President, Finance and Administration, and Secretary of Cisco Systems, Inc. from 1989 until his retirement in 1992. Mr. Bolger is also a member of the Board of Directors for Sanmina Corporation, Integrated Systems, Inc., Mission West Properties, Inc., and Integrated Device Technology, Inc.

     Ram A. Banin, Ph.D., became a member of the Board of Directors in July 1997. Dr. Banin joined TCSI in May 1992 and has served as President since December 1996 and Chief Executive Officer since July 1997. Prior to joining TCSI, Dr. Banin founded and operated Banin Associates for three years. Dr. Banin was also Co-Founder and Chief Executive Officer of Atherton Technology from 1986 to 1989, as well as Co-Founder and Senior Vice President of Daisy Systems from 1980 to 1985. Dr. Banin has a Ph.D. and an M.A. in Computer Science from the University of California at Berkeley, and an M.S. and a B.S. in Physics and Physics Mathematics, respectively, from the Hebrew University of Jerusalem, Israel.

     Norman E. Friedmann, Ph.D., became a member of the Board of Directors in February 1998. He has served as a management consultant to the Company for the past two years. Dr. Friedmann currently manages Friedmann Enterprises, and previously served as Executive Vice President and Chief Operating Officer of Herbalife International, Inc. from 1992 until his retirement in 1995. Dr. Friedmann founded and managed Friedmann Enterprises from 1990 to 1992, he served as President, Chief Executive Officer, and member of the Board of Directors of Daisy Systems from 1987 to 1989, and he also founded and served as President, Chief Executive Officer, and Chairman of the Board of Cordura Corporation from 1965 to 1987.

     Donald Green became a member of the Board of Directors in August 1998. Mr Green is the Chairman of the Board and Co-Founder of Advanced Fibre
Communications ("AFC"). From May 1992 to June 1997, Mr. Green was the Chief Executive Officer of AFC. Mr. Green founded Optilink Corporation in 1987, where he was President and Chief Executive Officer until its acquisition by DSC Communications Corporation ("DSC") in 1990. Following the acquisition, Mr. Green became Vice President and General Manager of the Access Products division of DSC.

     William A. Hasler became a member of the Board of Directors in May 1993. In 1998, Mr. Hasler was appointed Co-Chief Executive Officer of Aphton Corporation. Mr. Hasler was the Dean of the Walter Haas School of Business at the University of California at Berkeley from 1991 to 1998. Mr. Hasler joined the firm of KPMG Peat Marwick in 1972 and served in various executive positions and as a member of the Board of Directors. Mr. Hasler also serves on the Board of Governors of the Pacific Stock Exchange and the Board of Directors for Aphton Corporation, Asia Pacific Wire and Cable Corporation Limited, Quickturn Design Systems, Inc., Solectron Corporation, TENERA, Inc. and Walker Interactive Systems.

     David G. Messerschmitt, Ph.D., became a member of the Board of Directors in May 1991. He is currently Professor in the Electrical Engineering and Computer Science Department at the University of California at Berkeley. Dr. Messerschmitt has served on such faculty since 1977.

     Harvey E. Wagner became a member of the Board of Directors in 1989 and was Chairman of the Board of Directors from March 1989 to March 1996. Mr. Wagner is Chairman of the Board, Chief Executive Officer, and President of Teknekron Corporation, which he founded in 1968.

                    MANAGEMENT RECOMMENDS A VOTE IN FAVOR OF
                           THE NOMINEES LISTED ABOVE.


              Board Meetings, Committees, and Director Compensation

     The Board of Directors (the "Board") held six meetings during 1998. Each Board member attended all meetings of the Board of Directors and of the committees of the Board on which he served, with the exception of William A. Hasler who was absent from the September 28, 1998 meeting.

     Among the standing committees of the Board of Directors of the Company are the Compensation Committee, the Audit Committee, and the Administrative Committee. The Board of Directors does not have a Nominating Committee. Selection of nominees for the Company's Board of Directors is made by the entire Board of Directors.

     The Board of Directors has a Compensation Committee which is currently comprised of two non-employee directors: Norman E. Friedmann, Ph.D., and William
A. Hasler. Dr. Friedmann replaced Mr. Bolger as Chairman of the Compensation Committee on December 14, 1998. The Compensation Committee is responsible for establishing and reviewing annually the compensation levels of executive officers of the Company and reviewing recommendations made by Company management concerning salaries and incentive compensation for employees of the Company. The Compensation Committee met once in 1998.

     The Board of Directors has an Audit Committee comprised of two members, John C. Bolger and William A. Hasler. The Audit Committee reviews the results and scope of the audit and other services provided by the Company's independent auditors and recommends the appointment of independent auditors to the Board of Directors. See Proposal 2. The Audit Committee met once in 1998.

     The Board of Directors has an Administrative Committee of the Company's 1991 Stock Incentive Plan which is comprised of two members, John C. Bolger and William A. Hasler. The Administrative Committee did not meet in 1998.

     Directors who are not employees of the Company received a fee of $1,000 per meeting of the Board or committee of the Board attended in 1998, plus reimbursement of expenses incurred in attending such meetings. If the Board of Directors meeting and a committee meeting occur on the same day, directors who attend both meetings receive only one fee. During 1998, each non-employee director also received a quarterly retainer fee of $2,500. In addition, Dr. Friedmann received $69,024 for consulting work he performed for the Company during 1998. No other consulting fees were paid to directors for work performed for the Company during 1998.

     Under the 1994 Outside Directors Stock Option Plan (as amended in May 1998) each eligible director is granted options to purchase 20,000 shares upon appointment or election to the Board of Directors. Each year, eligible directors are granted options to purchase an additional 5,000 shares. Prior to the May 1998 amendment, each eligible director was granted options to purchase 31,500 shares upon appointment or election to the Board of Directors; each year, each eligible director was granted options to purchase an additional 6,000 shares. Options vest monthly over a three-year period. Pursuant to this plan, each director as of December 31, 1998, except Dr. Friedmann who joined the Board in February 1998, and Mr. Green who joined in August 1998, received options to purchase 5,000 shares of the Company's Common Stock at an exercise price of $2.3938 per share during the year ended December 31, 1998. Dr. Friedmann received options to purchase 31,500 shares at $7.5252 per share and Mr. Green received options to purchase 20,000 shares at $4.8376 per share.

      SECURITY OWNERSHIP OF DIRECTORS, OFFICERS, AND PRINCIPAL SHAREHOLDERS

     The following table sets forth information as of January 11, 1999 concerning ownership of Common Stock by each director, each nominee, and the Named Executive Officers (as defined below), all director nominees and Named Executive Officers as a group, and the only persons known by the Company to own 5% or more of the outstanding shares of its Common Stock. Unless otherwise noted, the listed persons have sole voting and dispositive powers with respect to the shares shown as beneficially owned, subject to community property laws if applicable.

                                                      Amount and Nature of
                                                     Beneficial Ownership(5)
                                                  -----------------------------
                   Name                             Number              Percent
                   ----                             ------              -------

Beneficial Owners and Management

State of Wisconsin Investment Board (1)           2,690,000              11.98
  121 East Wilson Street
  Madison, WI 53702

Dimensional Fund Advisors Inc. (2)                1,561,100               6.95
  1299 Ocean Avenue, 11th Floor
  Santa Monica, CA 90401

Harvey E. Wagner (3)                                628,791               2.80

Ram A. Banin, Ph.D. (3)                             538,750               2.35

David G. Messerschmitt, Ph.D. (3) (4)               189,521               *

William A. Hasler (3)                                61,417               *

John C. Bolger (3)                                   50,917               *

Norman E. Friedmann, Ph.D. (3)                       20,639               *

Donald Green (3)                                      3,890               *

Arthur H. Wilder (3)                                 37,000               *

All directors and named executive officers
as a group (eight persons) (3)                    1,530,925               6.61

----------
*    Less than 1%

(1) Based on a Schedule 13G/A filed with the Securities and Exchange Commission on February 2, 1999 by the State of Wisconsin Investment Board ("Wisconsin"). Wisconsin has the sole power to vote and dispose of all 2,690,000 shares.

(2) Based on a Schedule 13G filed with the Securities and Exchange Commission on February 11, 1999 by Dimensional Fund Advisors Inc. ("Dimensional"). Dimensional has the sole power to vote and dispose of all 1,561,100 shares.

(3) Includes shares issuable upon exercise of options to purchase the Company's Common Stock under the Company's stock option plans that are exercisable within 60 days of January 11, 1999.

(4) Includes shares held in a family trust/family foundation in which the director controls or shares investment and voting power.

(5) Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options or warrants held by that person that are currently exercisable or exercisable within 60 days of January 11, 1999 are deemed outstanding. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, each shareholder named in the table has sole voting and investment power with respect to the shares set forth opposite such shareholder's name. Percentage ownership is based on 22,452,606 shares of Common Stock outstanding on January 11, 1999.

                          COMPENSATION COMMITTEE REPORT

     The report of the Compensation Committee (the "Committee") shall not be deemed incorporated by reference by any general statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934 and shall not be otherwise deemed filed under such Acts.

     The Company's compensation program is reevaluated annually. The program, designed to encourage teamwork and cooperation and to motivate key personnel, establishes a base salary for each executive with annual cash incentives to be paid based on attainment of defined performance goals. The overall structure of the plan is the same for corporate staff, functional leaders, and other key personnel in that specific targets are set for each individual. The target bonus (up to 30% of salary) is paid to an individual achieving expected performance. Higher percentages may be paid for extraordinary performance.

     The annual targets are set by the Committee based on recommendations from members of executive management at the end of the previous year and include between two and five specific performance measures focused in the individual's area of responsibility. The performance of executive officers is measured based on overall Company performance, including earnings per share. All compensation awarded is at the discretion of the Board of Directors.

     The Committee recognizes that stock options are considered a standard component of competitive compensation packages throughout the industry. As part of the Company's longer term incentive compensation program, generally all key employees, including executive officers, are eligible for awards under the Company's 1991 Stock Incentive Plan, which permits the grant of stock options or restricted stock. As the options provide value to the owner only when the price of the Company's stock increases above the grant price of the options, senior management attains the perspective of a shareholder with regard to the Company's financial position. Stock option grants are based on a median competitive grant level dependent only on a threshold level of corporate performance. Stock options are generally granted at a price equal to the fair market value on the date of the grant. The Committee has the authority to grant additional options at year-end (within ranges established at the beginning of the year) for individuals believed to have exhibited extraordinary performance during the year.

     Senior management also participates in Company-wide employee benefit plans, including the Company's Profit Sharing/401(k) Plan. Benefits under these plans are not dependent upon individual performance.

     The Committee believes that executive compensation should not only be within competitive norms, but also be highly related to individual and corporate performance. The 1999 base salaries for Dr. Ram Banin, the Chief Executive Officer, and all other executive officers were established at a meeting of the Compensation Committee of the Board of Directors held on February 16, 1999 based upon the Company's 1998 performance. The 1997 and 1998 base salary for Dr. Banin was $230,000 and $250,000, respectively. Effective January 1, 1999, Dr. Banin's base salary was increased to $262,500 for his leadership effort and commitment to the company and he was also granted the right to purchase an additional 120,000 shares of Common Stock.


                                        Compensation Committee
                                        John C. Bolger (1)
                                        Norman E. Friedmann, Ph.D. (2)
                                        William A. Hasler

February 16, 1999

----------
(1) Mr. Bolger was Chairman of the Compensation Committee through December 13, 1998.

(2)  The  Board  of  Directors   elected  Dr.   Friedmann  as  Chairman  of  the
     Compensation Committee on December 14, 1998.

                             EXECUTIVE COMPENSATION

     The following table sets forth certain information with respect to stock option grants during fiscal years ended December 31, 1998, 1997, and 1996 to the Company's Chief Executive Officer and the Company's other most highly compensated executive officers (collectively, the "Named Executive Officers"). In accordance with the rules of the SEC, also shown below is the potential realizable value over the term of the option (the period from the grant date to the expiration date) based on assumed rates of stock appreciation from the option exercise price of 5% and 10%, compounded annually. These amounts are based on certain assumed rates of appreciation and do not represent the Company's estimate of future stock price. Actual gains, if any, on stock option exercises will depend on the future performance of the Common Stock.


                           SUMMARY COMPENSATION TABLE

                                                                                            Long-Term
                                                                                          Compensation
                                                        Annual Compensation                  Awards
                                             --------------------------------------      ---------------
                                                                                             Number
                                                                                          of Securities
                                                                          Other            Underlying
                                                                          Annual            Options/             All Other
Name and Principal Position          Year    Salary ($)   Bonus ($)    Compensation ($)   SARs(#) (1) (2)       Compensation ($) (3)
---------------------------          ----    ----------   ---------    ---------------    ---------------       -------------
Ram A. Banin, Ph.D.                  1998     250,000        --              --                   --                5,000
  President and Chief                1997     230,000        --              --              625,000(6)             4,750
  Executive Officer (4)              1996     230,000        --          20,696(5)            75,000                4,750

Arthur H. Wilder,                    1998     165,000        --              --                   --                5,000
  Chief Financial Officer,           1997      17,558        --              --              110,000(8)                --
  Secretary, and Treasurer (7)       1996          --        --              --                   --                   --

----------
(1)  Reflects options only. No SARs have been issued.

(2)  Options have been adjusted for the three-for-two split in May of 1996.

(3) These amounts represent the amounts accrued for the Company's contributions to the Company's Profit Sharing/401(k) Plan for 1998, 1997, and 1996, respectively, and allocated to the named executive officers.

(4) Dr. Banin was appointed as Chief Executive Officer and elected to serve on TCSI's Board of Directors effective July 1, 1997.

(5)  Represents cash paid in lieu of accrued vacation.

(6) This amount includes a bonus of 500,000 options in accordance with Dr. Banin's amended employment agreement dated June 11, 1997.

(7)  Mr. Wilder joined TCSI on November 21, 1997.

(8) This amount includes 85,000 options granted as part of Mr. Wilder's employment agreement.


            OPTION/SAR GRANTS IN FISCAL YEAR ENDED DECEMBER 31, 1998

     None.

              AGGREGATED OPTION/SAR EXERCISES IN FISCAL YEAR ENDED
                     DECEMBER 31, 1998 AND OPTION/SAR VALUES

                                                             Number of Securities
                                                            Underlying Unexercised      Value of Unexercised In-the-
                                Shares                          Options/SARs at             Money Options/SARs at
                               Acquired on     Value         December 31, 1998 (#)          December 31, 1998 ($)
       Name                   Exercise (#)  Realized ($)   Exercisable/Unexercisable    Exercisable/Unexercisable (1)
       ----                   ------------  ------------   -------------------------    -----------------------------
Ram A. Banin, Ph.D.              15,000        43,751           188,750/571,250                      0/0
Arthur H. Wilder                     --            --            21,250/88,750                       0/0

----------
(1)  The market closing price at December 31, 1998 was $2.094.


                         TEN-YEAR OPTION/SAR REPRICINGS

                                                                                                             Length of
                                                                                                          Original Option
                                                            Market Price                                  Term Remaining
                                              Number of      of Stock at    Exercise Price                  at Date of
                                            Options/SARs       Time of        at Time of        New        Repricing or
                                             Repriced or    Repricing or     Repricing or    Exercise        Amendment
Name and Principal Position       Date       Amended (#)      Amendment        Amendment       Price           (yrs)
---------------------------       ----       -----------    ------------    --------------   --------     ---------------
Ram A. Banin, Ph.D.,
President and CEO (2)            1/28/97       75,000          $6.625          $11.1667       $6.625            4.9

----------
(2) On January 13, 1997, the Board of Directors approved an exchange of outstanding stock options for new options with an exercise price equal to the fair market value of the Company's Common Stock on January 28, 1997. This exchange offer was open to all employees of the Company. The new options were issued January 28, 1997 with a six-year life. Executive options vest at 25 percent per year for four years; non-executive options vest 50 percent the first year, then 25 percent each year thereafter until fully vested.

     COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN AMONG TCSI CORPORATION,
            NASDAQ MARKET INDEX AND THE NASDAQ TOTAL RETURN INDEX FOR
                       COMPUTER & DATA PROCESSING SERVICES

     The Comparison Stock Performance Graph below shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts. The following graph assumes $100 invested on December 31, 1993. The graph further assumes all dividends are reinvested. The comparison indices utilized are the Nasdaq CRSP Total Return Index for the Nasdaq Stock Market, U.S. companies (the "Nasdaq Market Index") and the Nasdaq CRSP Total Return Index for Computer & Data Processing Services, SIC 737 (the "Peer Group"). Historic stock price performance should not be considered indicative of future stock price performance.

 [THE FOLLOWING TABLE WAS REPRESENTED BY A LINE GRAPH IN THE PRINTED MATERIAL.]

                                 TCSI       Nasdaq Market Index       Peer Group
                                 ----       -------------------       ----------
Dec-93                            100               100                  100
Dec-94                            144                98                  121
Dec-95                            260               138                  185
Dec-96                            132               170                  228
Dec-97                            168               208                  280
Dec-98                             44               294                  502


Source: Center for Research in Security Prices (CRSP) at the University of Chicago and the Nasdaq Stock Market. In previous years, data was obtained from Media General Financial Services, Inc.

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     None.


         PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors has appointed Ernst & Young LLP as independent auditors of the Company for the year ending December 31, 1999. If the shareholders fail to ratify the appointment, the Board of Directors will reconsider whether or not to retain that firm. Ernst & Young LLP or its predecessor has audited the Company's financial statements since 1987. Representatives of Ernst & Young LLP are expected to be at the Annual Meeting. These representatives will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.


              MANAGEMENT RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 2.

                              SHAREHOLDER PROPOSALS

     Proposals of shareholders that are intended to be presented at the Company's 2000 Annual Meeting of Shareholders must be received by the Company no later than December 8, 1999. These proposals may be included in next year's Proxy Statement if they comply with certain rules and regulations promulgated by the Securities and Exchange Commission.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 and Securities and Exchange Commission regulations requires the Company's directors, certain officers and greater than ten percent stockholders to file initial reports of ownership of Common Stock and equity securities of the Company on Form 3 and changes in ownership of Common Stock and equity securities of the Company on Forms 4 or 5 with the Securities and Exchange Commission. The Company undertakes to file such forms on behalf of the reporting person pursuant to a power of attorney given to certain attorneys-in-fact. Such reporting officers, directors and greater than ten-percent stockholders are also required by Securities and Exchange Commission rules to furnish the Company with copies of all Section 16(a) reports they file.

     Based solely on its review of copies of such reports received or written representations that no other reports were required from such executive officers, directors and ten percent stockholders, the Company believes that all
Section 16(a) filing requirements applicable to its directors, executive officers and greater than ten-percent stockholders were complied with during fiscal year 1998.

                          ANNUAL REPORT TO SHAREHOLDERS

     The Company's 1998 Annual Report on Form 10-K and 1998 Annual Report to Shareholders accompany this Proxy Statement.

                                 OTHER BUSINESS

     The Board of Directors knows of no other matters to be presented at the Annual Meeting, but if any other matters should properly come before the meeting, it is intended that the persons named in the accompanying proxy will vote the same in accordance with their best judgment.


                                        By Order of the Board of Directors


                                        /s/ Arthur H. Wilder

                                        Arthur H. Wilder
                                        Chief Financial Officer,
                                        Treasurer, and Secretary


April 2, 1999